Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2023 First Quarter Results
Raises Full Year 2023 Financial Guidance; Accelerates Expectation for Achieving Rule of 40
Charleston, S.C. (May 3, 2023) - Blackbaud (NASDAQ: BLKB), the world's leading provider of software for powering social impact, today announced financial results for its first quarter ended March 31, 2023.

"2023 is off to a strong start," said Mike Gianoni, president and CEO, Blackbaud. "We have been executing on a thoughtful operating plan that is progressing faster than expected as a result of solid execution across our teams and deep relationships with our customers. Our operating plan focuses on five key drivers that will continue enhancing our top and bottom line through the year, leading us to raise our guidance across the board. At the midpoint of our revised full-year guidance, we now anticipate organic revenue growth at constant currency of roughly 5.5%, adjusted EBITDA margin at constant currency of 31%, and a Rule of 40 at constant currency of 36.5%, up 750 basis points versus 2022. With acceleration planned for each sequential quarter, we expect to exit 2023 at an organic revenue growth rate in the high-single digits and Rule of 40 performance to cross the 40% line in the fourth quarter, well ahead of our prior target of 2025. And looking ahead to 2024, we expect continued revenue growth and margin expansion that supports a sustained Rule of 40 for the full year."
First Quarter 2023 Results Compared to First Quarter 2022 Results:
•GAAP total revenue was $261.8 million, up 1.8%, with $252.7 million in GAAP recurring revenue, up 3.3%.
•Non-GAAP organic recurring revenue increased 3.8%.
•GAAP loss from operations was $9.9 million, inclusive of security incident-related costs of $17.8 million, with GAAP operating margin of (3.8)%, a decrease of 150 basis points.
•Non-GAAP income from operations was $56.6 million, with non-GAAP operating margin of 21.6%, an increase of 470 basis points.
•GAAP net loss was $14.7 million, with GAAP diluted loss per share of $0.28, down $0.08 per share.
•Non-GAAP net income was $38.3 million, with non-GAAP diluted earnings per share of $0.72, up $0.15 per share.
•Non-GAAP adjusted EBITDA was $71.3 million, up $14.1 million, with non-GAAP adjusted EBITDA margin of 27.2%, an increase of 500 basis points.
•GAAP net cash provided by operating activities was $21.8 million, a decrease of $2.7 million.
•Non-GAAP adjusted free cash flow was $15.7 million, an increase of $7.3 million, with non-GAAP adjusted free cash flow margin of 6.0%, an increase of 270 basis points.
"Strong first quarter results and our improved outlook underscore the strength of our business and opportunity to drive significant long-term value creation through continued execution of our operating plan," said Tony Boor, executive vice president and CFO, Blackbaud. "Total revenue of $262 million represented organic growth of 2.3%, and when adjusted for $3 million of negative foreign exchange impacts, organic growth at constant currency was 3.4%. Q1 bookings were ahead of initial expectations. Transactional revenue continued to grow versus a tough compare supported by our rate change implementation at the beginning of the year and elevated volumes. Additionally, we are seeing early benefits from our new contractual pricing approach with continued strength in renewal rates and more customers shifting to three-year contracts. Adjusted EBITDA margin of 27.5% at constant currency was a five-point improvement year over year. We expect step-level improvement from Q1 to Q2 supported by the sustainable cost actions that we have already taken."

PRESS RELEASE

An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•Blackbaud announced the availability of SKY API® endpoints for Blackbaud CRM™ and Blackbaud Altru® that will make it easier for customers to further expand and extend the capabilities of these solutions to meet their fundraising and constituent engagement goals.
•Blackbaud unveiled its new TeamRaiser activity-tracking feature, Good Move™, designed to help charitable organizations energize their constituents and raise more with a mobile-first gamified activity-tracking and peer-to-peer fundraising experience. This new feature leverages Kilter acquired by Blackbaud in late 2022.
•Blackbaud announced expanded partnerships to add value for our customers and their constituents. Blackbaud is working with Almabase to provide a modern solution for advancement teams to unlock higher education and K-12 school engagement and enhanced fundraising. Blackbaud is also working with SwipeTrack Solutions to modernize the patron digital experience and back-office operations for Arts and Cultural organizations.
•Blackbaud received an IR Magazine award for Best ESG reporting in the small to mid-cap category.
•At the end of April, the company hosted its semi-annual Product Update Briefings, sharing the latest in product innovation.
•EVERFI along with Guardian announced the launch of “Minding Your Money: Skills for Life™,” a first-of-its-kind financial wellness curriculum that addresses the intersections of personal finances, relationships and health to help young people learn lasting financial habits before they enter adulthood.
•Blackbaud was named to Forbes America’s Best Employers 2023 list for the sixth year in the midsize category, which included 1,000 companies - 500 large employers and 500 midsize employers - selected through an independent survey of approximately 45,000 American employees working for companies with more than 1,000 employees and spanning 25 industry sectors.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Financial Outlook
Blackbaud today revised its 2023 full year financial guidance:
•Non-GAAP revenue of $1.095 billion to $1.125 billion
•Non-GAAP adjusted EBITDA margin of 30.5% to 31.5%
•Non-GAAP earnings per share of $3.63 to $3.94
•Non-GAAP adjusted free cash flow of $190 million to $210 million
Included in its 2023 full year financial guidance are the following assumptions:
•Non-GAAP annualized effective tax rate is expected to be approximately 20%
•Interest expense for the year is expected to be approximately $37 million to $41 million
•Fully diluted shares for the year are expected to be in the range of approximately 53 million to 54 million
•Capital expenditures for the year are expected to be in the range of approximately $65 million to $75 million, including approximately $55 million to $65 million of capitalized software and content development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation,

PRESS RELEASE
acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
In order to provide a meaningful basis for comparison, Blackbaud uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). Total costs related to the Security Incident exceeded the limit of our insurance coverage during the first quarter of 2022. For full year 2023, Blackbaud currently expects net cash outlays of $25 million to $35 million for ongoing legal fees related to the Security Incident. In line with the company's policy, all associated costs due to third-party service providers and consultants, including legal fees, are expensed as incurred. Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures.
Conference Call Details
What:    Blackbaud's 2023 First Quarter Conference Call
When:    May 3, 2023
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud's essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and $100 billion donated, granted and invested through its platforms every year, Blackbaud's solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com, or follow us on Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact	Media Contact
Alexandra Durkee	media@blackbaud.com
Investor Relations Manager
IR@blackbaud.com

PRESS RELEASE
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud now uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP adjusted free cash flow is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.

PRESS RELEASE
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software and content development costs; stock-based compensation; employee severance; acquisition and disposition-related costs; restructuring and other real estate activities; costs, net of insurance, related to the Security Incident; and impairment of capitalized software development costs.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands, except per share amounts)	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$24,083	$31,691
Restricted cash	364,071	702,240
Accounts receivable, net of allowance of $7,688 and $7,318 at March 31, 2023 and December 31, 2022, respectively	100,253	102,809
Customer funds receivable	2,136	249
Prepaid expenses and other current assets	88,779	81,654
Total current assets	579,322	918,643
Property and equipment, net	105,309	107,426
Operating lease right-of-use assets	47,176	45,899
Software and content development costs, net	145,705	141,023
Goodwill	1,051,652	1,050,272
Intangible assets, net	622,237	635,136
Other assets	87,947	94,304
Total assets	$2,639,348	$2,992,703
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$46,528	$42,559
Accrued expenses and other current liabilities	72,799	86,002
Due to customers	364,397	700,860
Debt, current portion	19,136	18,802
Deferred revenue, current portion	361,003	382,419
Total current liabilities	863,863	1,230,642
Debt, net of current portion	858,912	840,241
Deferred tax liability	131,460	125,759
Deferred revenue, net of current portion	6,956	2,817
Operating lease liabilities, net of current portion	45,190	44,918
Other liabilities	13,234	4,294
Total liabilities	1,919,615	2,248,671
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 69,154,863 and 67,814,044 shares issued at March 31, 2023 and December 31, 2022, respectively	69	68
Additional paid-in capital	1,105,189	1,075,264
Treasury stock, at cost; 15,278,827 and 14,745,230 shares at March 31, 2023 and December 31, 2022, respectively	(568,277)	(537,287)
Accumulated other comprehensive income	404	8,938
Retained earnings	182,348	197,049
Total stockholders’ equity	719,733	744,032
Total liabilities and stockholders’ equity	$2,639,348	$2,992,703

Blackbaud, Inc.
Consolidated Statements of Comprehensive Loss
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2023	2022
Revenue
Recurring	$252,748	$244,666
One-time services and other	9,005	12,458
Total revenue	261,753	257,124
Cost of revenue
Cost of recurring	114,500	112,174
Cost of one-time services and other	8,612	11,188
Total cost of revenue	123,112	123,362
Gross profit	138,641	133,762
Operating expenses
Sales, marketing and customer success	54,385	55,216
Research and development	40,591	39,952
General and administrative	52,838	43,762
Amortization	774	811
Total operating expenses	148,588	139,741
Loss from operations	(9,947)	(5,979)
Interest expense	(10,662)	(7,599)
Other income, net	2,007	1,121
Loss before benefit for income taxes	(18,602)	(12,457)
Income tax benefit	(3,901)	(2,050)
Net loss	$(14,701)	$(10,407)
Loss per share
Basic	$(0.28)	$(0.20)
Diluted	$(0.28)	$(0.20)
Common shares and equivalents outstanding
Basic weighted average shares	52,132,999	51,199,717
Diluted weighted average shares	52,132,999	51,199,717
Other comprehensive (loss) income
Foreign currency translation adjustment	2,158	(2,132)
Unrealized (loss) gain on derivative instruments, net of tax	(10,692)	10,905
Total other comprehensive (loss) income	(8,534)	8,773
Comprehensive loss	$(23,235)	$(1,634)

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
(dollars in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(14,701)	$(10,407)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,272	25,545
Provision for credit losses and sales returns	1,522	1,875
Stock-based compensation expense	29,925	27,860
Deferred taxes	9,245	(7,431)
Amortization of deferred financing costs and discount	500	645
Other non-cash adjustments	(215)	(150)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	1,139	9,010
Prepaid expenses and other assets	(2,750)	(2,067)
Trade accounts payable	3,362	15,919
Accrued expenses and other liabilities	(15,931)	(13,430)
Deferred revenue	(17,562)	(22,865)
Net cash provided by operating activities	21,806	24,504
Cash flows from investing activities
Purchase of property and equipment	(1,364)	(4,266)
Capitalized software and content development costs	(13,967)	(12,683)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	—	(19,985)
Net cash used in investing activities	(15,331)	(36,934)
Cash flows from financing activities
Proceeds from issuance of debt	92,600	59,400
Payments on debt	(75,403)	(33,765)
Employee taxes paid for withheld shares upon equity award settlement	(31,417)	(34,674)
Change in due to customers	(337,159)	(315,294)
Change in customer funds receivable	(1,859)	(1,115)
Net cash used in financing activities	(353,238)	(325,448)
Effect of exchange rate on cash, cash equivalents and restricted cash	986	(504)
Net decrease in cash, cash equivalents and restricted cash	(345,777)	(338,382)
Cash, cash equivalents and restricted cash, beginning of period	733,931	651,762
Cash, cash equivalents and restricted cash, end of period	$388,154	$313,380
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	March 31, 2023	December 31, 2022
Cash and cash equivalents	$24,083	$31,691
Restricted cash	364,071	702,240
Total cash, cash equivalents and restricted cash in the statement of cash flows	$388,154	$733,931

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2023	2022
GAAP Revenue	$261,753	$257,124

GAAP gross profit	$138,641	$133,762
GAAP gross margin	53.0%	52.0%
Non-GAAP adjustments:
Add: Stock-based compensation expense	3,954	4,149
Add: Amortization of intangibles from business combinations	13,111	12,489
Add: Employee severance	743	—
Subtotal	17,808	16,638
Non-GAAP gross profit	$156,449	$150,400
Non-GAAP gross margin	59.8%	58.5%

GAAP loss from operations	$(9,947)	$(5,979)
GAAP operating margin	(3.8)%	(2.3)%
Non-GAAP adjustments:
Add: Stock-based compensation expense	29,925	27,860
Add: Amortization of intangibles from business combinations	13,885	13,300
Add: Employee severance	4,322	—
Add: Acquisition and disposition-related costs	619	957
Add: Restructuring and other real estate activities	—	71
Add: Security Incident-related costs, net of insurance(1)	17,783	7,201
Subtotal	66,534	49,389
Non-GAAP income from operations	$56,587	$43,410
Non-GAAP operating margin	21.6%	16.9%

GAAP loss before benefit for income taxes	$(18,602)	$(12,457)
GAAP net loss	$(14,701)	$(10,407)

Shares used in computing GAAP diluted loss per share	52,132,999	51,199,717
GAAP diluted loss per share	$(0.28)	$(0.20)

Non-GAAP adjustments:
Less: GAAP income tax benefit	(3,901)	(2,050)
Add: Total non-GAAP adjustments affecting income from operations	66,534	49,389
Non-GAAP income before provision for income taxes	47,932	36,932
Assumed non-GAAP income tax provision(2)	9,586	7,386
Non-GAAP net income	$38,346	$29,546

Shares used in computing non-GAAP diluted earnings per share	53,171,410	52,076,858
Non-GAAP diluted earnings per share	$0.72	$0.57

(1)Includes Security Incident-related costs incurred during the three months ended March 31, 2023 of $17.8 million, which includes approximately $10.2 million in recorded liabilities for loss contingencies, net of insurance recoveries during the same period of $0.0 million and during the three months ended March 31, 2022 of $9.0 million, net of insurance recoveries during the same period of $1.8 million. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. For full year 2023, we currently expect net pre-tax expense of approximately $20 million to $30 million and net cash outlays of approximately $25 million to $35 million for ongoing legal fees related to the Security Incident. Not included in these ranges are our previous settlements or current accruals for loss contingencies related to the matters discussed below. In line with our policy, legal fees, are expensed as incurred. As of March 31, 2023, we have recorded approximately $30.2 million in aggregate liabilities for loss contingencies based primarily on recent negotiations with certain governmental agencies related to the Security Incident that we believe we can reasonably estimate. It is reasonably possible that our estimated or actual losses may change in the near term for those matters and be materially in excess of the amounts accrued, but we are unable at this time to reasonably estimate the possible additional loss. There are other Security Incident-related matters, including customer claims, customer constituent class actions and governmental investigations, for which we have not recorded a liability for a loss contingency as of March 31, 2023 because we are unable at this time to reasonably estimate the possible loss or range of loss. Each of these matters could, separately or in the aggregate, result in an adverse

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)
judgment, settlement, fine, penalty or other resolution, the amount, scope and timing of which we are currently unable to predict, but could have a material adverse impact on our results of operations, cash flows or financial condition.
(2)Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

(dollars in thousands)	Three months ended March 31,
	2023	2022
GAAP revenue	$261,753	$257,124
GAAP revenue growth	1.8%
Less: Non-GAAP revenue from divested businesses(1)	—	(1,309)
Non-GAAP organic revenue(2)	$261,753	$255,815
Non-GAAP organic revenue growth	2.3%

Non-GAAP organic revenue(2)	$261,753	$255,815
Foreign currency impact on non-GAAP organic revenue(3)	2,677	—
Non-GAAP organic revenue on constant currency basis(3)	$264,430	$255,815
Non-GAAP organic revenue growth on constant currency basis	3.4%

GAAP recurring revenue	$252,748	$244,666
GAAP recurring revenue growth	3.3%
Less: Non-GAAP recurring revenue from divested businesses(1)	—	(1,279)
Non-GAAP organic recurring revenue(2)	$252,748	$243,387
Non-GAAP organic recurring revenue growth	3.8%

Non-GAAP organic recurring revenue(2)	$252,748	$243,387
Foreign currency impact on non-GAAP organic recurring revenue(3)	2,472	—
Non-GAAP organic recurring revenue on constant currency basis(3)	$255,220	$243,387
Non-GAAP organic recurring revenue growth on constant currency basis	4.9%
(1)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(2)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(3)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended March 31,
	2023	2022
GAAP net loss	$(14,701)	$(10,407)
Non-GAAP adjustments:
Add: Interest, net	9,426	7,476
Add: GAAP income tax (benefit) provision	(3,901)	(2,050)
Add: Depreciation	3,336	3,538
Add: Amortization of intangibles from business combinations	13,885	13,300
Add: Amortization of software and content development costs(1)	10,606	9,245
Subtotal	33,352	31,509
Non-GAAP EBITDA	$18,651	$21,102
Non-GAAP EBITDA margin	7.1%

Non-GAAP adjustments:
Add: Stock-based compensation expense	29,925	27,860
Add: Employee severance	4,322	—
Add: Acquisition and disposition-related costs	619	957
Add: Restructuring and other real estate activities	—	71
Add: Security Incident-related costs, net of insurance(2)	17,783	7,201
Subtotal	52,649	36,089
Non-GAAP adjusted EBITDA	$71,300	$57,191
Non-GAAP adjusted EBITDA margin	27.2%

Rule of 40(3)	29.5%

Non-GAAP adjusted EBITDA	71,300	57,191
Foreign currency impact on Non-GAAP adjusted EBITDA(4)	1,297	501
Non-GAAP adjusted EBITDA on constant currency basis(4)	$72,597	$57,692
Non-GAAP adjusted EBITDA margin on constant currency basis	27.5%

Rule of 40 on constant currency basis(5)	30.9%
(1)Includes amortization expense related to software and content development costs, and amortization expense from capitalized cloud computing implementation costs.
(2)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(3)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(4)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.
(5)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

(dollars in thousands)	Three months ended March 31,
	2023	2022
GAAP net cash provided by operating activities	$21,806	$24,504
Less: purchase of property and equipment	(1,364)	(4,266)
Less: capitalized software and content development costs	(13,967)	(12,683)
Non-GAAP free cash flow	$6,475	$7,555
Add: Security Incident-related cash flows, net of insurance	9,223	823
Non-GAAP adjusted free cash flow	$15,698	$8,378